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EXHIBIT 10.44

                      HEMAGEN EMPLOYEE STOCK OWNERSHIP PLAN




                            HEMAGEN DIAGNOSTICS, INC.

                          EMPLOYEE STOCK OWNERSHIP PLAN

                        (EFFECTIVE AS OF OCTOBER 1, 2003)

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                                TABLE OF CONTENTS

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ARTICLE 1.  PLAN IDENTITY........................................................  1
     1.1    Name.................................................................  1
     1.2    Fiscal Period........................................................  1
     1.3    Single Plan for All Employers........................................  1
     1.4    Interpretation of Provisions.........................................  1

ARTICLE 2.  DEFINITIONS..........................................................  1
     2.1    Account..............................................................  1
     2.2    Active Participant...................................................  1
     2.3    Beneficiary..........................................................  1
     2.4    Code.................................................................  1
     2.5    Company..............................................................  1
     2.6    Disability...........................................................  1
     2.7    Effective Date.......................................................  1
     2.8    Employee.............................................................  1
     2.9    Employer.............................................................  2
     2.10   Entry Date...........................................................  2
     2.11   ERISA................................................................  2
     2.12   Highly Paid Employee.................................................  2
     2.13   Hours of Service.....................................................  2
     2.14   Investment Fund......................................................  3
     2.15   Normal Retirement Age................................................  3
     2.16   Normal Retirement Date...............................................  3
     2.17   Participant..........................................................  3
     2.18   Plan Administrator...................................................  3
     2.19   Plan Year............................................................  3
     2.20   Recognized Absence...................................................  3
     2.21   Securities...........................................................  4
     2.22   Securities Fund......................................................  4
     2.23   Service..............................................................  4
     2.24   Spouse...............................................................  4
     2.25   Stock................................................................  4
     2.26   Stock Obligation.....................................................  4
     2.27   Testing Compensation.................................................  4
     2.28   Total Compensation...................................................  5
     2.29   Trust or Trust Fund..................................................  5
     2.30   Trust Agreement......................................................  5
     2.31   Trustee..............................................................  6
     2.32   Unallocated Securities Fund..........................................  6
     2.33   Valuation Date.......................................................  6
     2.34   Valuation Period.....................................................  6
     2.35   Vesting Year.........................................................  6

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ARTICLE 3.  ELIGIBILITY FOR PARTICIPATION........................................  1
     3.1    Initial Eligibility..................................................  1
     3.2    Terminated Employees.................................................  1
     3.3    Certain Employees Ineligible.........................................  1
     3.4    Participation and Reparticipation....................................  1

ARTICLE 4.  EMPLOYER CONTRIBUTIONS AND CREDITS...................................  1
     4.1    Discretionary Contributions..........................................  1
     4.2    Employees Eligible for an Allocation.................................  1
     4.3    Conditions as to Contributions.......................................  1

ARTICLE 5.  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS.........................  1
     5.1    Limitation on Annual Additions.......................................  1
     5.2    Effect of Limitations................................................  1
     5.3    Limitations as to Certain Participants...............................  1

ARTICLE 6.  TRUST FUND AND ITS INVESTMENT........................................  1
     6.1    Creation of Trust Fund...............................................  1
     6.2    Securities Fund and Investment Fund..................................  1
     6.3    Participants' Option to Diversify....................................  1

ARTICLE 7.  ADJUSTMENTS TO ACCOUNTS..............................................  1
     7.1    Adjustments for Transactions.........................................  1
     7.2    Valuation of Investment Fund.........................................  1
     7.3    Adjustments for Investment Experience................................  1
     7.4    Adjustments for Capital Changes......................................  1

ARTICLE 8.  VESTING OF PARTICIPANTS' INTERESTS...................................  1
     8.1    Deferred Vesting in Accounts.........................................  1
     8.2    Computation of Vesting Years.........................................  1
     8.3    Full Vesting Upon Certain Events.....................................  1
     8.4    Full Vesting Upon Plan Termination...................................  1
     8.5    Forfeiture, Repayment, and Restoral..................................  1
     8.6    Accounting for Forfeitures...........................................  2
     8.7    Vesting  and Nonforfeitability.......................................  2

ARTICLE 9.  PAYMENT OF BENEFITS..................................................  1
     9.1    Benefits for Participants............................................  1
     9.2    Benefits on a Participant's Death....................................  1
     9.3    Marital Status.......................................................  2
     9.4    Delay in Benefit Determination.......................................  2
     9.5    Accounting for Benefit Payments......................................  2
     9.6    Direct Transfer of Eligible Plan Distributions.......................  2
     9.7    Minimum Distribution Requirements....................................  3

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ARTICLE 10. ESOP PROVISIONS......................................................1
     10.1   Contributions for Stock Obligations..................................1
     10.2   Acquisition of Stock.................................................1
     10.3   Allocation of Contributions..........................................2
     10.4   Restrictions on Disposition of Stock.................................2
     10.5   Dividends on Stock...................................................2
     10.6   Voting and Tendering of Stock........................................2
     10.7   Put Option for Non-traded Securities..............................10-4
     10.8   Securities not Subject to "Put" or "Call".........................10-4

ARTICLE 11. RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS.................1
     11.1   Claim for Benefits...................................................1
     11.2   Notification by Plan Administrator...................................1
     11.3   Claims Review Procedure..............................................1

ARTICLE 12. THE PLAN ADMINISTRATOR AND ITS FUNCTIONS.............................1
     12.1   Authority of Plan Administrator......................................1
     12.2   Identity of Plan Administrator.......................................1
     12.3   Duties of Plan Administrator.........................................1
     12.4   Valuation of Securities..............................................1
     12.5   Compliance with ERISA................................................2
     12.6   Adoption of Rules....................................................2
     12.7   Responsibilities to Participants.....................................2
     12.8   Alternative Payees in Event of Incapacity............................2
     12.9   Indemnification by Employers.........................................2
     12.10  Nonparticipation by Interested Member................................2

ARTICLE 13. ADOPTION AMENDMENT, OR TERMINATION OF THE PLAN.......................1
     13.1   Adoption of Plan by Other Employers..................................1
     13.2   Adoption of Plan by Successor........................................1
     13.3   Plan Adoption Subject to Qualification...............................1
     13.4   Right to Amend or Terminate..........................................1

ARTICLE 14. MISCELLANEOUS PROVISIONS.............................................1
     14.1   Plan Creates No Employment Rights....................................1
     14.2   Nonassignability of Benefits.........................................1
     14.3   Limit of Employer Liability..........................................1
     14.4   Treatment of Expenses................................................1
     14.5   Number and Gender....................................................1
     14.6   Nondiversion of Assets...............................................1
     14.7   Separability of Provisions...........................................1
     14.8   Service of Process...................................................1
     14.9   Governing State Law..................................................2
     14.10  Special Rules for Persons Subject to Section 16(b) Requirements......2

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ARTICLE 15. TOP-HEAVY PROVISIONS................................................. 1
     15.1   Determination of Top-Heavy Status.................................... 1
     15.2   Minimum Contributions................................................ 1
     15.3   Minimum Vesting...................................................... 2
     15.4   Minimum Benefits for Employees Also Covered Under Another Plan....... 2
        e

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                                   Article 1.

                                  Plan Identity

1.1 Name.

The name of this Plan is "Hemagen Diagnostics, Inc. Employee Stock Ownership Plan."

1.2 Fiscal Period.

This Plan shall be operated on the basis of an October 1 to September 30 fiscal year for the purpose of keeping the Plan's books and records and distributing or filing any reports or returns required by law.

1.3 Single Plan for All Employers.

This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Article 5.

1.4 Interpretation of Provisions.

The Employer intends this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more Employers within the meaning of Section 407(d)(5) of ERISA, and to satisfy any requirement under ERISA or the Code applicable to such a plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

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      End of Article 1


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                                   Article 2.

                                   DEFINITIONS

2.1 Account.

Account means a Participant's interest in the assets accumulated under this Plan as expressed in terms of a separate account balance which is periodically adjusted to reflect Employer contributions, the Plan's investment experience, and distributions and forfeitures.

2.2 Active Participant.

Active Participant means any Employee who has satisfied the eligibility requirements of Article 3 and who qualifies as an Active Participant for a particular Plan Year under Section 4.3.

2.3 Beneficiary.

Beneficiary means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be the Participant's surviving Spouse, if any, or the Participant's estate if the Participant is not survived by a Spouse. The Plan Administrator will rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's Spouse.

2.4 Code.

Code means the Internal Revenue Code of 1986, as amended.

2.5 Company.

Company means Hemagen Diagnostics, Inc. and any entity which succeeds to the business of the Company and adopts this Plan as its own pursuant to Section 13.2.

2.6 Disability.

Disability means a disability as determined for purposes of the long-term disability plan sponsored by the Employer. In the absence of such a long-term disability plan, the determination shall be made by the Plan Administrator.

2.7 Effective Date.

Effective Date means October 1, 2003.

2.8 Employee.

Employee means any individual who is or has been employed by the Employer. The determination of whether a person is an Employee shall be made by the Employer in its sole and absolute discretion for purposes of the Plan. A determination that an individual is an employee of the Employer for other purposes, such as employment tax purposes, shall have no bearing whatsoever on the determination of whether the individual is an employee under the Plan. An Employee shall not include a temporary employee. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between the Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year and the services are performed under the primary direction and control of the Employer. However, such a "leased employee" shall not be considered an Employee if (i) the individual participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10% of


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the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20% of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year). Independent Contractors will not be considered Employees for purposes of the Plan.

2.9 Employer.

Employer means the Company or any affiliate within the purview of Section 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Company's consent pursuant to
Section 0, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 0.

2.10 Entry Date.

Entry Date means the date eligible Employees may enter the Plan, which shall be the Effective Date of the Plan for all eligible Employees who were Employees on the Effective Date. For eligible Employees who became eligible Employees after the Effective Date, Entry Date means the first day of the month following 90 days of employment.

2.11 ERISA.

ERISA means the Employee Retirement Income Security Act of 1974 (as amended).

2.12 Highly Paid Employee.

Highly Paid Employee means a highly paid Active Employee and a highly paid former Employee. A highly paid Active Employee means an Employee described in
Section 414(q) of the Code and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the determination year and is in one or more of the following groups:

      (a) An Employee who at any time during the Plan Year or preceding 12 month period was at any time a 5% owner. A 5% owner means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of such Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Sections 414(b), (c), (m) and (o) of the Code shall be treated as separate employers.

      (b) An Employee who received Total Compensation from the Employer in excess of $90,000 (as adjusted from time to time pursuant to Section 414(q)(1) of the Code) during the 12-month period preceding the Plan Year, and if the Employer so elects, was in the group consisting of the top 20% of Employees when ranked on the basis of Total Compensation paid during such preceding 12-month period. "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 401(k), 402(e)(3), 402(h)(1)(B), or 403(b) of the Code. For this purpose, the determination year shall be the Plan Year.

2.13 Hours of Service.

Hours of Service means hours to be credited to an Employee under the following rules:

      (a) Each hour for which an Employee is paid or is entitled to be paid for services to the Employer is an Hour of Service.

      (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period in which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance


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laws, or to reimburse an Employee for medical expenses.

      (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by the Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

      (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

      (e) If the Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which the Employee has at least one Hour of Service. However, an Employee shall be credited only for the Employee's normal working hours during a paid absence.

      (f) Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Plan Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

      (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

2.14 Investment Fund.

Investment Fund means that portion of the Trust Fund consisting of assets other than Securities.

2.15 Normal Retirement Age.

Normal Retirement Age means a Participant's 65th birthday.

2.16 Normal Retirement Date.

Normal Retirement Date means the first day of the month coincident with or next following attainment of Normal Retirement Age.

2.17 Participant.

Participant means any Employee who is eligible and participating in the Plan, or a former Employee who has previously participated in the Plan and still has a balance credited to the individual's Account.

2.18 Plan Administrator.

Plan Administrator means the party responsible for the administration of this Plan in accordance with 0.

2.19 Plan Year.

Plan Year means each period of 12 consecutive months beginning on October 1 and ending on September 30 of each year.

2.20 Recognized Absence.

Recognized Absence means a period for which one of the following applies:

      (a) the Employer grants an Employee a leave of absence for a limited period, but only if the


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Employer grants such leaves on a nondiscriminatory basis; or

      (b) an Employee is temporarily laid off by the Employer because of a change in business conditions; or

      (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

2.21 Securities.

Securities mean Stock, a marketable obligation or other securities which are deemed to be "qualifying employer securities," as that term is defined in ERISA.

2.22 Securities Fund.

Securities Fund means that portion of the Trust Fund consisting of Securities.

2.23 Service.

Service means an Employee's period(s) of employment with the Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from the Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not the Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Section 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is the Employer, or (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is the Employer.

2.24 Spouse.

Spouse means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier.

2.25 Stock.

Stock means shares of the voting common stock, or preferred stock, meeting the requirements of Section 409(l)(3) of the Code, issued by the Employer or an affiliated corporation.

2.26 Stock Obligation.

Stock Obligation means an indebtedness arising from any extension of credit to the Plan or the Trust which was obtained for the purpose of buying Stock and which satisfies the requirements set forth in 0.

2.27 Testing Compensation.

Testing Compensation means a Participant's wages, salaries and other amounts received for personal services actually rendered (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits and reimbursements or other expense allowances under a nonaccountable plan) from the Employer and all Affiliates. The term includes income from sources outside the United States (as defined in Section 911(b) of the Code) and is determined without regard to the exclusion from gross income in Sections 931 and 933 of the Code. The term excludes the following:


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      (a)   Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

      (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

      (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

      (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

In addition, this definition shall include any elective deferrals (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred at the election of the Employee and which is not includible in the Employee's gross income by reason of Sections 125 or 457 of the Code. In addition, this definition shall include elective amounts that are not included in gross income by reason of Section 132(f)(4) of the Code. A Participant's Testing Compensation shall exclude any compensation in any Plan Year in excess of the limit in effect under Section 401(a)(17) of the Code, as adjusted for cost-of-living increases.

2.28 Total Compensation.

Total Compensation means a Participant's total wages as defined in Section 3401 of the Code and all other payments of compensation by the Employer (in the course of its trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code but excluding amounts paid or reimbursed for moving expenses to the extent it is reasonable to believe (at the time of payment) that the amounts are deductible by the Employee under Section 217 of the Code; determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(A)(2) of the Code). In addition, effective for Plan Years and Limitation Years (as defined in Section 4.1(g)) beginning after December 31, 1997, this definition shall include any elective deferrals (as defined in Section 402(g)(3) of the Code) and any amount which is contributed or deferred at the election of the employee and which is not includible in the employee's gross income by reason of Section 125 or 457 of the Code. In addition, this definition shall include elective amounts that are not included in gross income by reason of Section 132(f)(4) of the Code. A Participant's Total Compensation shall exclude any compensation in any Plan Year in excess of the limit in effect under Section 401(a)(17) of the Code, as adjusted for cost-of-living increases.

2.29 Trust or Trust Fund.

Trust or Trust Fund means the trust fund created under this Plan.

2.30 Trust Agreement.

Trust Agreement means the agreement between the Company and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a co-mingled trust fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the Trust Agreement governing that co-mingled trust fund. With respect to the allocation responsibility for the assets of the Trust Fund, the provisions of the provisions of Section 2 of the Trust Agreement are incorporated herein by reference.



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2.31 Trustee.

Trustee means one or more corporate persons and individuals selected from time to time by the Company to serve as Trustee or co-trustees of the Trust Fund.

2.32 Unallocated Securities Fund.

Unallocated Securities Fund means that portion of the Securities Fund consisting of the Plan's holding of securities which have been acquired in exchange for one or more Stock Obligations and which have not yet been allocated to the Participant's Accounts in accordance with Section 0.

2.33 Valuation Date.

Valuation Date means the last day of the Plan Year and each other date as of which the Plan Administrator shall determine the investment experience of the Investment Fund and adjust the Participant's accounts accordingly.

2.34 Valuation Period.

Valuation Period means the period following a Valuation Date and ending with the next Valuation Date.

2.35 Vesting Year.

Vesting Year means a unit of Service credited to a Participant to pursuant to
Section 0 for purposes of determining the Participant's vested interest in the Participant's Account.

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      End of Article 2



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                                   ARTICLE 3.

                          ELIGIBILITY FOR PARTICIPATION

3.1 Initial Eligibility.

An Employee shall be eligible after the Employee completes at least 90 days of Service for the Employer. If an Employee is not in active Service with the Employer on the Entry Date, the Employee's entry shall be deferred until the next day the Employee is in Service.

3.2 Terminated Employees.

No Employee shall have any interest or rights under this Plan if the Employee is never in active Service with the Employer on or after the Effective Date.

3.3 Certain Employees Ineligible.

No Employee shall participate in the Plan while the Employee's Service is covered by a collective bargaining agreement between the Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and (ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan. No Employee shall participate in the Plan while the employee is actually employed by a leasing organization rather than the Employer or if the individual is a temporary employee.

3.4 Participation and Reparticipation.

Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of the Employee's Service from the date on which the Employee first becomes eligible until the Employee termination. For this purpose, an Employee returning after the Employee's termination who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of the Employee return to Service with the Employer.

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      End of Article 3





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                                   ARTICLE 4.

                       EMPLOYER CONTRIBUTIONS AND CREDITS

4.1 Discretionary Contributions.

The Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. The Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employers' contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Total Compensation.

4.2 Employees Eligible for an Allocation.

A Participant on any day in a Plan Year will be eligible to receive an allocation of a contribution pursuant to Section 0.

4.3 Conditions as to Contributions.

The Employer's contributions shall in any event be subject to the limitation set forth in 0. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Securities, and shall be held by the Trustee in accordance with the Trust Agreement. In addition to the provisions of Section 0 for the return of the Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by the Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less that it would have been if the contributions had never been made.

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      End of Article 4




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                                   ARTICLE 5.

                  LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

5.1 Limitation on Annual Additions.

Notwithstanding the provisions of Article 4, the annual addition to a Participant's Account under this and any other defined contribution plans maintained by the Employer or an affiliate (within the purview of Section 414(b), (c), and (m) and Section 415(h) of the Code, which affiliate shall be deemed the Employer for this purpose) shall not exceed for any limitation year an amount equal to the lesser of the following:

      (a)   $40,000, as adjusted for increases in the cost-of-living under
Section 415(d) of the Code, or

      (b) 100% of the Participant's Testing Compensation for such limitation year.

The compensation limit referred to in Section 0 shall not apply to any contribution for medical benefits after a separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition. For purposes of this Section 0, the "annual addition" to a Participant's Account means the sum of (i) the Employer contributions and forfeitures credited to a Participant's Account with respect to a limitation year, plus (ii) the Participant's total voluntary contributions for that year. The limitations referred to shall, for each limitation year, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year. Notwithstanding the foregoing, if the special limitations on annual additions described in Section 415(c)(6) of the Code apply, the limitations described in this Section 0 shall be adjusted accordingly. A "limitation year" means each 12 consecutive month period beginning October 1.

5.2 Effect of Limitations.

The Plan Administrator shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Section 0. Specifically, the Plan Administrator shall see that the Employer restricts its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a suspense account to be allocated in lieu of the Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

5.3 Limitations as to Certain Participants.

Aside from the limitations set forth in Section 0, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 of the Code, the Plan Administrator shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with Section 409(n) of the Code.

This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i)) more than 25% of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in
Section 409(1)(4) of the Code (any such class of stock hereafter called a "Related Class"). For this purpose, a Participant who owns more than 25% of any Related Class at any time within the one year preceding the Plan's purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when the Participant owns more than 25% of any Related Class.

Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date on which the Plan purchases the Stock and ending 10 years after the later of (i) the date of such purchase, and (ii) the date of the allocation under Section 0 attributable to the final payment on whatever Stock Obligations were incurred with the purchase.

This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed 5% of the Stock acquired from the shareholder.

--------------------------------------------------------------------------------
      End of Article 5

                                   ARTICLE 6.

                          TRUST FUND AND ITS INVESTMENT

6.1 Creation of Trust Fund.

All amounts received under the Plan from the Employer and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Company and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Company, its board of directors or trustees, its stockholders, its officers, its employees, the Plan Administrator, and the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

6.2 Securities Fund and Investment Fund.

The Trust Fund held by the Trustee shall be divided into the Securities Fund, consisting entirely of Securities, and the Investment Fund, consisting of all assets of the Trust other than Securities. The Trustee shall have no investment responsibility for the Securities Fund, but shall accept any Employer contributions made in the form of Securities, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Securities in accordance with the instructions of the Plan Administrator. Employer contributions may be made in the form of Securities or cash.

6.3 Participants' Option to Diversify At Age 55.

Participants who have reached age 55 and have completed 10 years of participation in the Plan shall be provided with a procedure under which such Participant may, during the first five years of a certain six-year period, elect to have up to 25% of the value of the Participant's Account committed to alternative investment options within the Investment Fund. For the sixth year in this period, the Participant may elect to have up to 50% of the value of the Participant's Account committed to other investments. The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached age 55 and completed 10 years of participation in the Plan. A Participant's election to diversify the Participant's Account must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Plan Administrator shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Plan Administrator under this Section 0.

--------------------------------------------------------------------------------
      End of Article 6

                                    ARTICLE 7

                             ADJUSTMENTS TO ACCOUNTS

7.1 Adjustments for Transactions.

An Employer contribution pursuant to Section 0 shall be credited to the Participants' Accounts as of the last day of the Plan Year for which it is contributed. Stock released from the Unallocated Securities Fund upon the Trust's repayment of a Stock Obligation pursuant to Section 0 shall be credited to the Participants' Accounts as of the last day of the Plan Year in which the repayment occurred. Any excess amounts remaining from the use of proceeds of a sale of Stock from the Unallocated Securities Fund to repay a Stock Obligation shall be allocated as of the last day of the Plan Year in which the repayment occurred among the Participants' Accounts in proportion to the opening balance in each Account. Any benefit which is paid to a Participant or Beneficiary pursuant to 0 shall be charged to the Participant's Account as of the first day of the Valuation Period in which it is paid. Any forfeiture or restoral shall be charged or credited to the Participant's Account as of the first day of the Valuation Period, in which the forfeiture or restoral occurs pursuant to Section 0.

7.2 Valuation of Investment Fund.

As of each Valuation Date, the Plan Administrator shall prepare a balance sheet of the Investment Fund, recording each asset (including any contribution receivable from the Employer) and liability at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be estimated or excluded if it is not readily ascertainable unless estimating or excluding it would result in a material distortion. The Plan Administrator shall then determine the net gain or loss of the Investment Fund since the preceding Valuation Date, which shall mean the entire income of the Investment Fund, including realized and unrealized capital gains and losses, net of any expenses to be charged to the general Investment Fund and excluding any contributions by the Employer. The determination of gain or loss shall be consistent with the balance sheets of the Investment Fund for the current and preceding Valuation Dates.

7.3 Adjustments for Investment Experience.

Any net gain or loss of the Investment Fund during a Valuation Period, as determined pursuant to Section 0, shall be allocated as of the last day of the Valuation Period among the Participants' Accounts in proportion to the opening balance in each Account, as adjusted for benefit payments and forfeitures during the Valuation Period, without regard to whatever Securities may be credited to an Account.

7.4 Adjustments for Capital Changes.

In the event of any change in the outstanding Securities by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company issuing the Securities, the Plan Administrator shall adjust the number of Securities allocated to the Participants' Accounts to prevent dilution or enlargement of such Accounts.

--------------------------------------------------------------------------------
      End of Article 7

                                   ARTICLE 8.

                       VESTING OF PARTICIPANTS' INTERESTS

8.1 Deferred Vesting in Accounts.

A Participant's vested interest in the Participant's Account shall be based on the Participant's Vesting Years in accordance with the following Table, subject to the balance of this 0:

                                         Percentage of
Vesting Years                           Interest Vested
-------------                           ---------------
 fewer than 1                                  0%
 1                                            20%
 2                                            40%
 3                                            60%
 4                                            80%
 5 or more                                   100%

8.2 Computation of Vesting Years.

For purposes of this Plan, a "Vesting Year" means each Plan Year in which an Employee has at least 1,000 Hours of Service, beginning with the Plan Year in which the Participant's initial Service with the Employer began; provided, however, that Service prior to the Effective Date shall not be credited. There will be no special rules with respect to computing vesting before or after a Participant has a break in Service and returns to Service with the Employer. All years of Service with the Employer shall be counted for purposes of vesting. Unless otherwise specifically excluded, a Participant's Vesting years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021) and in accordance with Section 414(u) of the Code.

8.3 Full Vesting Upon Certain Events.

Notwithstanding Section 0, a Participant's interest in the Participant's Account shall fully vest on the Participant's Normal Retirement Date, Disability or death provided the Participant is in Service on or after that date.

8.4 Full Vesting Upon Plan Termination.

Notwithstanding Section 0, a Participant's interest in the Participant's Account shall fully vest if the Participant is in Active Service upon termination of this Plan or upon the permanent and complete discontinuance of contributions by the Employer. In the event of a partial termination, the interest of each Participant who is in Service shall fully vest with respect to that part of the Plan which is terminated.

8.5 Forfeiture, Repayment, and Restoral.

If a Participant's Service terminates before the Participant's Account is fully vested, that portion which has not vested shall be forfeited if the Participant either receives a distribution of the Participant's entire vested benefit or has been separated from service for five years. If a Participant who has received the Participant's entire vested interest returns to Service, the Participant may repay to the Trustee an amount equal to the distribution. The Participant may repay such amount at any time within five years after the Participant has returned to Service. The amount shall be credited to the Participant's Account as of the last day of the Plan Year in which it is repaid; an additional amount equal to the portion of the Participant's Account which was previously forfeited shall be restored to the Participant's Account at the same time from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by the Employer for that year. In the case of a terminated Participant who does not receive a distribution of the

Participant's entire vested interest and whose Service resumes, any undistributed balance from the Participant's prior participation which was not forfeited shall be maintained as a fully vested subaccount with the Participant's Account. If a portion of a Participant's Account is forfeited, assets other than Securities must be forfeited before any Securities may be forfeited.

8.6 Accounting for Forfeitures.

A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 0. Except as otherwise provided in that Section, a forfeiture shall be allocated to the accounts of the Active Participants pursuant to Section 0 as of the last day of the Plan Year in which the forfeiture becomes certain.

8.7 Vesting and Nonforfeitability.

A Participant's interest in the Participant's Account which has become vested shall be nonforfeitable for any reason.

--------------------------------------------------------------------------------
      End of Article 8

                                   ARTICLE 9.

                               PAYMENT OF BENEFITS

9.1 Benefits for Participants.

A Participant whose Service ends for any reason shall receive the vested portion of the Participant's Account in a single payment in the form of Stock as soon as administratively practicable after the Participant elects to receive a distribution after the Participant's termination of employment. Any fractional shares shall be paid in cash. If the balance credited to the Participant's Account exceeds $5,000, the Participant's benefits shall not be paid before the latest of the Participant's 65th birthday or the tenth anniversary of the year in which the Participant commenced participation in the Plan unless the Participant elects an early payment date in a written election filed with the Plan Administrator. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Plan Administrator. Such an election is not valid unless it is made after the Participant has received the required notice under
Section 1.411(a)-11(c) of the Income Tax Regulations that provides a general description of the material features of a lump sum distribution and the Participant's right to defer receipt of the Participant's benefit. The Notice shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 90 days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Income Tax Regulations is given, if:

      (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

      (b) the Participant, after receiving the notice, affirmatively elects a distribution.

In all events, a Participant's benefits shall be paid by April 1st of the calendar year following the year in which the latest of the following events occur: the Participant reaches age 70-1/2, retires or becomes a 5% owner subject to the provisions of Section 0. This date is the required beginning date. A Participant's benefits from that portion of the Participant's Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the day of payment.

In the event a Participant's Account does not exceed $5,000, the Plan Administrator will direct that the Participant's Account be paid in a single sum in the form of Stock as soon as administratively practicable following the close of the Plan Year in which the Participant terminates employment. If the Participant is not fully vested in the Participant's Account, payment shall be in the form of a cash-out distribution.

9.2 Benefits on a Participant's Death.

If a Participant dies before benefits are paid pursuant to Section 0, the balance credited to the Participant's Account shall be paid to the Participant's Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. The benefits from that portion of the Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

If a married Participant dies before benefit payments begin, then unless the Participant has specifically elected otherwise, the Plan Administrator shall cause the balance in the Participant's Account to be paid to the Participant's Spouse. No election by a married Participant of a different Beneficiary shall be valid unless the election is accompanied by the Spouse's written consent, which
(i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and (iii) must be witnessed by the Plan Administrator, its representative, or a notary public. This requirement shall not apply if the Participant establishes to the Plan Administrator's satisfaction that the Spouse may not be located.

9.3 Marital Status.

The Plan Administrator shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. The Employer shall provide the Plan Administrator with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Plan Administrator may, in its discretion, require a notarized affidavit from any Participant as to the Participant's marital status. The Plan Administrator, the Plan, the Trustee, and the Employer shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Plan Administrator's good faith and reasonable reliance upon information obtained from a Participant and the Employer as to the Participant's marital status.

9.4 Delay in Benefit Determination.

If the Plan Administrator is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 0 or Section 0, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

9.5 Accounting for Benefit Payments.

Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment is made.

9.6 Direct Transfer of Eligible Plan Distributions.

A Participant or Beneficiary may direct that an "eligible rollover distribution" (as defined below) included in such payment be paid directly to an "eligible retirement plan" (as defined below). To affect such a direct transfer, the Participant or Beneficiary must notify the Plan Administrator that a direct transfer is desired and provide to the Plan Administrator the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Plan Administrator may prescribe. Upon receipt of such notice, the Plan Administrator shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

For purposes of this Section 0, an "eligible rollover distribution" shall have the meaning set forth in Section 402(c)(4) of the Code and any regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant's Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten years or more. Further, the term "eligible rollover distribution" shall not include any distribution required to be made under Section 401(a)(9) of the Code.

For purposes of this Section 0, an "eligible retirement plan" shall have the meaning set forth in Section 402(c)(8) of the Code and any regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a qualified trust described in Section 401(a) of the Code and exempt under Section 501(a) of the Code, and (iv) an annuity plan described in Section 403(a) of the Code.

9.7 Minimum Distribution Requirements.

      (a)   General Rules.

            (1) Precedence. The requirements of this Section 0 will take precedence over any inconsistent provisions of the Plan.

            (2) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 0 will be determined and made in accordance with the Treasury Regulations under
                  Section 401(a)(9) of the Code.

      (b)   Time and Manner of Distribution.

            (1) Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date as determined pursuant to Section 0 of the Plan.

            (2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                        (A) If the Participant's surviving spouse is the Participant's sole designated beneficiary, then, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

                        (B) If the Participant's surviving spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

                        (C) If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (D) If the Participant's surviving spouse is the Participant's sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 0 will apply as if the surviving spouse were the Participant.

                              For purposes of this Section 0, distributions are considered to begin on the Participant's required beginning date. If Section 9.7(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 0(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 0(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.

            (3) Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 0(c) and (d). If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

      (c)   Required Minimum Distributions During Participant's Lifetime.

            (1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                        (A)   the quotient obtained by dividing the
                              Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in
                              Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

                        (B) if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

            (2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 0 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

      (d)   Required Minimum Distributions After Participant's Death.

            (1)   Death On or After Date Distributions Begin.

                        (A) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                              (i) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                              (ii) If the Participant's surviving spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                              (iii) If the Participant's surviving spouse is not
                                    the Participant's sole designated
                                    beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                        (B) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

            (2)   Death Before Date Distributions Begin.

                        (A) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in
                              Section 0.

                        (B) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                        (C) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under
                              Section 0(b)(2)(A), this Section 0(d)(2) will apply as if the surviving spouse were the Participant.

      (e)   Definitions for Purposes of this Section 0.

            (1) Designated Beneficiary. The individual who is designated as the beneficiary under Section 15.2 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and
                  Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

            (2) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 0(b)(2). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

            (3) Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

            (4) Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

            (5) Required Beginning Date. The date specified in Section 9.1 of the Plan.

--------------------------------------------------------------------------------
      End of Article 9

                                   ARTICLE 10.

                                 ESOP PROVISIONS

10.1 Contributions for Stock Obligations.

If the Trustee, upon instructions from the Compensation Committee of the Board of Directors of the Company, incurs any Stock Obligation upon the purchase of Stock, the Employer shall contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligation. If there is more than one Stock Obligation, the Employer shall designate the one to which any contribution is to be applied. The Employer's obligation to make contributions under this Section 0 shall be reduced to the extent of any investment earnings realized on such contributions and any dividends paid by the Employer on Stock held in the Unallocated Securities Fund, which earnings and dividends shall be applied to the Stock Obligation related to that Stock.

In each Plan Year in which Employer contributions, earnings on contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Unallocated Securities Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Securities Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan
Year) to satisfy the Stock Obligation.

At the direction of the Plan Administrator, the current and projected payments of interest under a Stock Obligation may be ignored in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignored only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

For these purposes, each Stock Obligation, the Stock purchased with it, and any dividends on such Stock, shall be considered separately. The Stock released from the Unallocated Securities Fund in any Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation while a Participant.

10.2 Acquisition of Stock.

From time to time the Compensation Committee of the Board of Directors of the Company may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Plan Administrator pursuant to Section 0. The Plan Administrator may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called a "Stock Obligation." Any Stock Obligation shall be subject to the following conditions and limitations:

      (a) A Stock Obligation shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest.

      (b) A Stock Obligation may, but need not, be secured by a collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under a Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

      (c) Any pledge of Stock to secure a Stock Obligation must provide for the release of pledged Stock in connection with payments on the Stock Obligations in the ratio prescribed in Section 0.

      (d) Repayments of principal and interest on any Stock Obligation generally shall be made by the Trustee from cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock held in the Unallocated Securities Fund.

10.3 Allocation of Contributions.

All contributions shall be allocated in accordance with Section 0 unless used to repay a Stock Obligation. If contributions are used to repay a Stock Obligation, an Employer shall contribute such amounts of contributions as may be required (after taking into consideration earnings used for such purposes) to repay the principal amount of and interest on a Stock Obligation and cause the release from the Unallocated Securities Fund shares of Stock with a fair market value equal to the amount of the liability for the contributions. Such shares of Stock then shall be allocated to a Participant's Account in accordance with Section 0 as if the shares had been contributed by an Employer under Section 0.

10.4 Restrictions on Disposition of Stock.

Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 0, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this
Section 0, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

10.5 Dividends on Stock.

Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Securities Fund, and shall be allocated among the Participant's Accounts and the Unallocated Securities Fund in accordance with their holdings of the Stock on which the dividends have been paid. Dividends on Stock credited to Participants' Accounts which are received by the Trustee in the form of cash shall, at the direction of the Company paying the dividends, either (i) be credited to the Accounts in accordance with Section 0 and invested as part of the Investment Fund, (ii) be distributed immediately to the Participants in proportion with the Participants' Account balance; (iii) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in proportion with the Participants' Account balance; or (iv) be used to repay principal and interest on the Stock Obligation used to acquire Stock on which the dividends were paid. Dividends on Stock held in the Unallocated Securities Fund which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

10.6 Voting and Tendering of Stock.

      (a) The Trustee generally shall vote all Securities held under the Plan. However, if the Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Securities involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the Securities which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions, and (ii) the Trustee shall vote any Securities which have been allocated to Participants' Accounts but for which no written instructions have been received and any unallocated Securities for the exclusive benefit of the Participants in accordance with the principles set forth in 0. In the event no Securities have been allocated to Participants' Accounts at the time Securities are to be voted, each Participant shall be deemed to have one share of Stock allocated to the Participant's Account for the sole purpose of providing the Trustee with voting instructions. Notwithstanding any provision hereunder to the contrary, all Securities which have been allocated to Participants' Accounts and for which the Trustee has received no written instructions and all unallocated Securities must be voted by the Trustee in a manner determined by the Trustee to be solely in the interest of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employer, the Plan Administrator, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Securities, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Securities allocated to their Accounts. The instructions of the Participants with respect to the voting of allocated shares hereunder shall be confidential.

      (b) In the event of a tender offer, Securities shall be tendered by the Trustee in the same manner as set forth above with respect to the voting of Securities. Notwithstanding any provision hereunder to the contrary, Securities must be tendered by the Trustee in a manner determined by the Trustee to be solely in the interest of the Participants and Beneficiaries.

10.7 Put Option for Non-traded Securities. In the event that Securities cease to be readily tradable on an established securities market within the meaning of
Section 409(h) of the Code, shares of Stock that are distributed (in accordance with the provisions of this Plan) from a Participant's Account shall be subject to a right of first refusal on the part of the Plan and of the Company, in that order, in the event that distributee of said shares desires to sell all or any part of the same to a purchaser other than the Plan or the Company. Said right shall consist of an obligation of the distributee to inform the Plan Administrator, in writing of the distributee's intention to sell the said shares upon terms (described in said notice) that have been offered by a third party purchaser in good faith, followed by the right of the Plan (and if the Plan declines said right, the Company) to purchase said shares at a price equal to the greater of (a) the then fair market value of said shares or (b) the purchase price offered by said purchaser, and otherwise upon terms no less favorable to the seller than in the above described good faith offer. The right of first refusal shall lapse 14 days after the distributee has given the written notice referred to above. In the event that Stock again becomes readily tradable on an established securities market, this Section shall not apply.

10.8 Securities not Subject to "Put" or "Call". Except as otherwise provided in this 0, no Securities purchased with the proceeds of a Stock Obligation under the Plan shall be subject to a "put", "call" or other option or to a "buy sell" or similar arrangement during the time such Securities are held by the Trust Fund or at the time of its distribution to a Member, notwithstanding any amendment to or termination of this Plan that causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code during or at such times.

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      End of Article 10

                                   ARTICLE 11.

              RULES GOVERNING BENEFIT CLAIMS AND REVIEW OF APPEALS

11.1 Claim for Benefits.

Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for benefits with the Plan Administrator on a form provided by the Plan Administrator. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, the Participant shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Section 0 or Section 0.

11.2 Notification by Plan Administrator.

Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Plan Administrator shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Plan Administrator denies a claim in any respect, the Plan Administrator shall set forth in a written notice to the Participant or Beneficiary the following:

      (a)   each specific reason for the denial;

      (b) specific references to the pertinent Plan provisions on which the denial is based;

      (c) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support the claim, with an explanation of the relevance of such information; and

      (d)   an explanation of the claims review procedures set forth in Section
0.

11.3 Claims Review Procedure.

Within 60 days after a Participant or Beneficiary receives notice from the Plan Administrator that the individual's claim for benefits has been denied in any respect, the Participant may file with the Plan Administrator a written notice of appeal setting forth the individual's reasons for disputing the Plan Administrator's determination. In connection with the individual's appeal, the Participant or Beneficiary or the individual's representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and the individual's representative within 60 days after receiving the notice of appeal), the Plan Administrator shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Plan Administrator's final decision with respect to the individual's claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

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      End of Article 11

                                   ARTICLE 12.

                    THE PLAN ADMINISTRATOR AND ITS FUNCTIONS

12.1 Authority of Plan Administrator.

The Plan Administrator shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Company, the Employer, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Company, the Employer, the Plan Administrator, or the Trustee, or (iii) allocated to other parties by operation of law. The Plan Administrator shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan. The Plan Administrator shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Plan Administrator may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by the Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

12.2 Identity of Plan Administrator.

The Plan Administrator shall be the Company.

12.3 Duties of Plan Administrator.

The Plan Administrator shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Company. The Plan Administrator shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Plan Administrator shall see to the filing with the appropriate government agencies of all reports and returns required of the Plan Administrator under ERISA and other laws.

Further, the Plan Administrator shall have exclusive responsibility and authority with respect to the Plan's holdings of Securities and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Securities and the creation and satisfaction of Stock Obligations. The Plan Administrator shall at all times act consistently with the Company's long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Securities. Subject to the direction of the Plan Administrator with respect to Stock Obligations pursuant to the provision of
Section 0, and subject to the provisions of Section 0 as to Participants' rights under certain circumstances to have their Accounts invested in Securities or in assets other than Stock, the Plan Administrator shall determine in its sole discretion the extent to which assets of the Trust shall be used to repay Stock Obligations, to purchase Securities, or to invest in other assets to be selected by the Plan Administrator or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Securities Fund or the Investment Fund shall restrict the Plan Administrator from changing any holdings of the Trust, whether the changes involve an increase or a decrease in the Securities or other assets credited to Participants' Accounts. In determining the proper extent of the Trust's investment in Securities, the Plan Administrator shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents to pay their reasonable expenses and compensation.

12.4 Valuation of Securities.

If the valuation of any Securities is not established by reported trading on a generally recognized public market, the Plan Administrator shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date as of which the Plan purchases or sells such Securities. The Plan Administrator shall use generally accepted methods of valuing securities of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Plan Administrator shall obtain, and shall be protected in relying upon, the valuation of such Securities, as determined by an independent appraiser experienced in preparing valuations of similar businesses.

12.5 Compliance with ERISA.

The Plan Administrator shall perform all acts necessary to comply with ERISA. The Plan Administrator, to the extent assumed by an individual, shall discharge the individual's duties in good faith and in accordance with the applicable requirements of ERISA.

12.6 Adoption of Rules.

The Plan Administrator shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

12.7 Responsibilities to Participants.

The Plan Administrator shall determine which Employees qualify to enter the Plan. The Plan Administrator shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Plan Administrator also shall determine when a Participant or the Participant's Beneficiary qualifies for the payment of benefits under the Plan. The Plan Administrator shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to 0 and 0, and the Plan Administrator shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Plan Administrator may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

12.8 Alternative Payees in Event of Incapacity.

If the Plan Administrator finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Plan Administrator may direct the benefits to be paid, in the case of a minor, to the minor's parents or legal guardian, a custodian for the minor under the Uniform Transfers to Minors Act, or the person having actual custody of the minor, or, in the case of an incompetent, to the individual's Spouse or legal guardian, or the person having actual custody of the individual, the payments to be used for the individual's benefit. The Plan Administrator and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 0, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Plan Administrator, and the Employer to the extent of the payment.

12.9 Indemnification by Employer.

Except as separately agreed in writing, the Plan Administrator, and any member or employee of the Plan Administrator, shall be indemnified and held harmless by the Employer, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Plan Administrator, or a member or employee of the Plan Administrator, to the extent such amounts are not paid by insurance.

12.10 Nonparticipation by Interested Member.

Any member of the Plan Administrator who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Plan Administrator incapable of acting on the matter.

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      End of Article 12

                                   ARTICLE 13.

                 ADOPTION AMENDMENT, OR TERMINATION OF THE PLAN

13.1 Adoption of Plan by Other Employers.

With the consent of the Company, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

13.2 Adoption of Plan by Successor.

In the event that the Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than the Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

13.3 Plan Adoption Subject to Qualification.

Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employer may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a). If this Plan is held by the Internal Revenue Service not to qualify initially under
Section 401(a) either as originally adopted or as amended, the Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under Section 401(a).

13.4 Right to Amend or Terminate.

The Company intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Company reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each Participant or

Beneficiary would be entitled to a benefit equal to or greater than the benefit the individual would have been entitled to if the plan in which the individual was previously a Participant or Beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Company, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Plan Administrator's instructions.

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      End of Article 13

                                   ARTICLE 14.

                            MISCELLANEOUS PROVISIONS

14.1 Plan Creates No Employment Rights.

Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by the Employer, or as limiting or affecting the rights of the Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

14.2 Nonassignability of Benefits.

No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employer, the Plan Administrator, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former Spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Plan Administrator to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

14.3 Limit of Employer Liability.

The liability of the Employer with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with 0.

14.4 Treatment of Expenses.

All expenses incurred by the Plan Administrator and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employer or by the Trustee.

14.5 Number and Gender.

Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

14.6 Nondiversion of Assets.

Except as provided in Section 0 and Section 0, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

14.7 Separability of Provisions.

If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

14.8 Service of Process.

The agent for the service of process upon the Plan shall be the chief executive officer of the Company, or such other person as may be designated from time to time by the Company.

14.9 Governing State Law.

This Plan shall be interpreted in accordance with the laws of the State of Maryland to the extent those laws are applicable under the provisions of ERISA.

14.10 Special Rules for Persons Subject to Section 16(b) Requirements.

Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan.

In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Stock from the Plan must hold such Stock for a period of six months commencing with the date of distribution. However, this restriction will not apply to Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

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      End of Article 14

                                   ARTICLE 15.

                              TOP-HEAVY PROVISIONS

15.1 Determination of Top-Heavy Status.

This Section shall apply for purposes of determining whether the Plan is a top-heavy plan under Section 416(g) of the Code and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. In making this determination, the Plan Administrator shall use the following definitions and principles:

      (a) Key Employee means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the Employer, or a 1% owner of the Employer having Testing Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

      (b) This Section 0 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period." The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

      (c) The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of Sections 414(b), 414(c), and 414(m) of the Code.

      (d) The "plan aggregation group" includes each qualified retirement plan maintained by the Employer (i) in which a Key Employee is a Participant during the Plan Year, (ii) which enables any plan described in clause (i) to satisfy the requirements of Section 401(a)(4) or Section 410 of the Code, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses (i) and (ii) and which is designated by the Plan Administrator as part of the plan aggregation group.

      (e) The "determination date" with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date falling within the same calendar years as this Plan's determination date.

      (f) This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60% of the total aggregated benefits for both Key Employees and Non-key Employees.

      (g)   A "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy.

15.2 Minimum Contributions.

For any Top-Heavy Year, the Employer shall make a special contribution on behalf of each Participant to the extent that the total allocations to the Participant's Account pursuant to Article 4 is less than the lesser


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of (i) 4% of the Participant's Testing Compensation for that year, or (ii) the highest ratio of such allocation to Testing Compensation received by any Key Employee for that year. For purposes of the special contribution of this Section 0, a Key Employee's Testing Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of the number of the Participant's Hours of Service, and shall be allocated to the Participant's Account. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of
Section 401(m) of the Code.

For any Plan Year when (1) the Plan is top-heavy and (2) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer contributions and forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least 5% of such Non-key Employee's Testing Compensation for that year.

15.3 Minimum Vesting.

If a Participant's vested interest in the Participant's Account is to be determined in a Top-Heavy Year, it shall be based on the vesting schedule provided in Section 0 of the Plan.

15.4 Minimum Benefits for Employees Also Covered Under Another Plan.

The top-heavy minimum benefit requirement of Section 416(c) of the Code will be met pursuant to the above provisions only to the extent it is not provided in the 401(k) plan sponsored by the Employer.

--------------------------------------------------------------------------------
      End of Article 15



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         IN WITNESS WHEREOF, the Company has adopted this Plan and caused this instrument to be executed by its duly authorized officers as of the 1st day of October, 2003.

Witnesses:                      HEMAGEN DIAGNOSTICS, INC.


/s/ Deborah Ricci               BY:   /s/ William P. Hales
---------------------------        -----------------------------


                                ITS:  President & CEO
---------------------------




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